Exhibit 10.6

Navtech, Inc.

c/o Navtech Systems Support Inc.

Suite 102, 175 Columbia Street W.

Waterloo, Ontario

Canada N2L 5Z5

November 22, 2005

Cambridge Information Group, Inc.

7200 Wisconsin Ave, Suite 601
Bethesda, MD 20814

RE:          Cambridge Information Group, Inc.—Board Designation Rights

Gentlemen:

Reference is made to that certain Series A Convertible Participating Preferred Stock and Warrant Purchase Agreement dated as of November 22, 2005 by and among Navtech, Inc. (the “Company”), Cambridge Information Group, Inc. (“CIG”) and the other parties a signatory thereto (as amended, supplemented and restated from time to time, the “Purchase Agreement”), whereby CIG acquired certain shares of the Company’s Series A Preferred Stock and Warrants.  Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Purchase Agreement.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

(a)           (i)  So long as CIG and its Affiliates collectively hold at least 22% of the shares of the Company’s Common Stock on a fully-diluted and as converted basis, CIG shall be entitled to designate two persons to serve on the Company’s Board of Directors (each, a “CIG Director” and collectively, the “CIG Directors”), who shall initially be Michael Jakobowski and Andrew M. Snyder and (ii) so long as CIG and its Affiliates collectively hold at least 10% of the shares of the Company’s Common Stock on a fully-diluted and as converted basis, CIG shall be entitled to designate one person to serve on the Company’s Board of Directors.

(b)           In the absence of any designation of a nominee for election to the Company’s Board of Directors from CIG, the director previously designated by such Person or Persons and then serving shall be nominated for reelection if still eligible to serve as provided herein.

(c)           Except as otherwise provided by law, any CIG Director nominated and elected to the Company’s Board of Directors shall hold office until their successors are elected and qualified or until their earlier, death, disability, resignation or removal.

(d)           Subject to the requirements of applicable law and any other rules or regulations that apply to the Company, any person designated and thereafter elected to serve as a CIG Director, shall also be entitled to serve on all committees of the Board of Directors established by the Company.

(e)           The Company shall reimburse each CIG Director for all reasonable travel and out-of-pocket expenses incurred by such member in connection with his or her attendance at any meeting of the Board of Directors or at any meetings of committees of the Board of Directors.

(f)            The Company agrees to purchase and maintain in effect Directors and Officers’ liability insurance with coverage amounts available to the Company and satisfactory to the majority of the Company’s Board of Directors.

(g)           The rights described in clause (a) above shall replace and supercede the rights described in Section 1.2 of that certain Subscription Agreement dated as of March 31, 2000 between the Company and Robert N. Snyder.

(h)           This Letter Agreement is governed and construed in accordance with the internal laws of the State of Delaware (excluding its conflicts of laws principles).  To the fullest extent permitted by applicable law, the Company and CIG each waives the right to a trial by jury in any action, suit proceeding or counterclaim of any kind arising out of or related to this Letter Agreement or the transactions related hereto.  This Letter Agreement may be amended, waived or modified only with the written consent of each of the parties hereto.  No waiver of any term or provision hereof shall be effective unless in writing signed by the party waiving such term or provision.  This Letter Agreement may be executed in one or more counterparts, and with counterpart signature pages, each of which shall be deemed an original, and all of such counterparts together constitute but one and the same agreement.  This Letter Agreement constitutes the entire agreement among the parties relating to the subject matter hereof and supercedes all prior agreements and understandings related to the subject matter hereof.  The illegality or unenforceability of any provision of this Letter Agreement shall not affect or impair the legality or enforceability or the remaining provisions of this Letter Agreement.

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The undersigned hereby agree to the terms and conditions set forth herein as of the date first set forth above.

NAVTECH, INC.

By:
Name: David Strucke
Title: President and Chief Executive Officer

CAMBRIDGE INFORMATION GROUP, INC.

By:
Name: Andrew M. Snyder
Title: President